Calculation of Filing Fee Tables
S-3
Sphere 3D Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common shares, issuable upon exercise of the Warrants	457(a)	8,736,422	$ 0.94	$ 8,212,236.68	0.0001381	$ 1,134.11
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 8,212,236.68		$ 1,134.11
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,134.11
Offering Note
[1]	Consists of 8,736,422 common shares (the "Warrant Shares") of Sphere 3D Corp. (the "Company"), which are issuable upon exercise of common share purchase warrants being registered for resale from time to time by selling stockholder named in this registration statement (the "Warrants"). Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions. Pursuant to Rule 457(g) under the Securities Act, where securities are to be offered pursuant to warrants to purchase such securities and the holders of such warrants may be deemed to be underwriters, as defined in section 2(a)(11) of the Securities Act, with respect to the warrants or the securities subject thereto, the registration fee is to be calculated upon the basis of the price at which the warrants or securities subject thereto are to be offered to the public, or if such offering price cannot be determined at the time of filing the registration statement, upon the basis of the highest of the following: (i) the price at which the warrants or rights may be exercised, if known at the time of filing the registration statement; (ii) the offering price of securities of the same class included in the registration statement; or (iii) the price of securities of the same class, as determined in accordance with Rule 457(c) under the Securities Act. The selling stockholder may be deemed to be an underwriter, as defined in section 2(a)(11) of the Securities Act, with respect to the Warrants and the Warrant Shares. Because the Warrants and Warrant Shares will be offered to the public for resale by such selling stockholder, the Company cannot determine the offering price at this time. Pursuant to Rule 457(g), the filing fee is therefore based on the exercise price of the Warrants, being the highest of the three alternative bases provided in the rule.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A